Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2017 Results
and Affirms 2017 Earnings Guidance

•	First Quarter Earnings Per Share were $0.42 in 2017, Compared to $0.43 in 2016

•	Guidance Range for 2017 Diluted EPS Affirmed at $2.65 to $2.85
ST. LOUIS (May 4, 2017) — Ameren Corporation (NYSE: AEE) today announced first quarter 2017 net income attributable to common shareholders of $102 million, or $0.42 per share, compared to first quarter 2016 net income attributable to common shareholders of $105 million, or $0.43 per share.
The year-over-year first quarter earnings decrease reflected lower 2017 electric retail sales at Ameren Missouri primarily driven by very mild winter temperatures, as well as lower tax benefits associated with share-based compensation. These factors were partially offset by the favorable impact of a 2017 change in the timing of interim period revenue recognition at the Ameren Illinois Electric Distribution segment. This reflected the recently enacted Illinois Future Energy Jobs Act, which decoupled electric distribution revenues from sales volumes. Earnings in 2017 also benefited from higher electric transmission and electric distribution infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under modern, constructive regulatory frameworks, as well as an increased allowed return on equity at the Ameren Illinois Electric Distribution segment.
"We remain on track to deliver within our 2017 earnings guidance range of $2.65 to $2.85 per share despite very mild first quarter weather," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continued to successfully execute our strategy, including allocating capital to jurisdictions with modern, constructive regulatory frameworks, managing costs in a disciplined manner and reaching a constructive agreement with all parties in Ameren Missouri's recently concluded electric rate review. We expect this execution to deliver superior value to our customers and shareholders."
Earnings Guidance
Ameren continues to expect 2017 earnings to be in a range of $2.65 to $2.85 per diluted share despite warmer-than-normal first quarter temperatures.

Earnings guidance for 2017 assumes normal temperatures for the last nine months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe weather; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2017 earnings were $5 million, compared to first quarter 2016 earnings of $14 million. The year-over-year earnings decrease reflected lower 2017 electric retail sales primarily driven by very mild winter temperatures, which reduced earnings by an estimated $9 million (and $18 million compared to normal temperatures), as well as higher depreciation expenses. These unfavorable factors were partially offset by lower other operations and maintenance expenses not subject to riders or regulatory tracking mechanisms.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2017 earnings were $30 million, compared to first quarter 2016 earnings of $11 million. The year-over-year earnings improvement included a $20 million increase due to a change in the timing of interim period revenue recognition reflecting the recently enacted Illinois Future Energy Jobs Act, which decoupled electric distribution revenues from sales volumes. This change in timing of revenue recognition increases first, second and fourth quarter revenue while decreasing third quarter revenue, with no effect on full-year earnings. Earnings in 2017 also benefited from higher infrastructure investments, as well as an increased allowed return on equity due to a higher projected average 30-year U.S. Treasury bond yield in 2017, compared to 2016.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2017 earnings were $33 million, comparable to first quarter 2016 earnings of $35 million.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2017 earnings were $34 million, compared to first quarter 2016 earnings of $27 million. The year-over-year earnings improvement reflected increased infrastructure investments.
Other Results
There were no first quarter 2017 earnings for items not reported in a segment, compared to first quarter 2016 earnings of $18 million. The year-over-year earnings decrease reflected lower tax benefits associated with share-based compensation.

Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, May 4, to discuss 2017 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Amereninvestors.com by clicking on "Webcast" under "Q1 2017 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News and Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas transmission and distribution service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2016, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including any federal income tax reform and changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Illinois’ April 2017 annual electric distribution service formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, and the related financial commitments;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related revenues and performance incentives earned under its MEEIA plans;

•	Ameren Illinois’ achievement of Future Energy Jobs Act electric energy efficiency goals, and the resulting impact on its allowed return on program investments;

•	our ability to align overall spending, both operating and capital, with frameworks established by our regulators in our attempt to earn our allowed return on equity;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from Westinghouse, the Callaway Energy Center's only Nuclear Regulatory Commission-licensed supplier of such assemblies, which is currently in bankruptcy proceedings;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Operating Revenues:
Electric	$1,206	$1,102
Gas	308	332
Total operating revenues	1,514	1,434
Operating Expenses:
Fuel	206	203
Purchased power	180	138
Gas purchased for resale	130	152
Other operations and maintenance	405	400
Depreciation and amortization	221	207
Taxes other than income taxes	118	114
Total operating expenses	1,260	1,214
Operating Income	254	220
Other Income and Expenses:
Miscellaneous income	15	20
Miscellaneous expense	9	7
Total other income	6	13
Interest Charges	99	95
Income Before Income Taxes	161	138
Income Taxes	57	31
Net Income	104	107
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$102	$105

Earnings per Common Share – Basic and Diluted	$0.42	$0.43

Average Common Shares Outstanding – Basic	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$8	$9
Accounts receivable - trade (less allowance for doubtful accounts)	457	437
Unbilled revenue	228	295
Miscellaneous accounts receivable	67	63
Inventories	467	527
Current regulatory assets	118	149
Other current assets	105	113
Total current assets	1,450	1,593
Property, Plant, and Equipment, Net	20,298	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	635	607
Goodwill	411	411
Regulatory assets	1,485	1,437
Other assets	532	538
Total investments and other assets	3,063	2,993
TOTAL ASSETS	$24,811	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$681	$681
Short-term debt	914	558
Accounts and wages payable	460	805
Taxes accrued	77	46
Interest accrued	100	93
Customer deposits	106	107
Current regulatory liabilities	144	110
Other current liabilities	280	274
Total current liabilities	2,762	2,674
Long-term Debt, Net	6,597	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,321	4,264
Accumulated deferred investment tax credits	53	55
Regulatory liabilities	1,982	1,985
Asset retirement obligations	641	635
Pension and other postretirement benefits	768	769
Other deferred credits and liabilities	481	477
Total deferred credits and other liabilities	8,246	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,522	5,556
Retained earnings	1,563	1,568
Accumulated other comprehensive loss	(23)	(23)
Total Ameren Corporation shareholders’ equity	7,064	7,103
Noncontrolling Interests	142	142
Total equity	7,206	7,245
TOTAL LIABILITIES AND EQUITY	$24,811	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2017	2016
Cash Flows From Operating Activities:
Net income	$104	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217	210
Amortization of nuclear fuel	24	24
Amortization of debt issuance costs and premium/discounts	6	6
Deferred income taxes and investment tax credits, net	51	42
Allowance for equity funds used during construction	(6)	(8)
Share-based compensation costs	4	6
Other	(4)	(3)
Changes in assets and liabilities	(65)	(35)
Net cash provided by operating activities	331	349
Cash Flows From Investing Activities:
Capital expenditures	(504)	(496)
Nuclear fuel expenditures	(27)	(21)
Purchases of securities – nuclear decommissioning trust fund	(64)	(130)
Sales and maturities of securities – nuclear decommissioning trust fund	58	125
Other	(2)	12
Net cash used in investing activities	(539)	(510)
Cash Flows From Financing Activities:
Dividends on common stock	(107)	(103)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	356	280
Maturities of long-term debt	—	(260)
Share-based payments	(39)	(32)
Other	(1)	(1)
Net cash provided by (used in) financing activities	207	(118)
Net change in cash and cash equivalents	(1)	(279)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of period	$8	$13

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended March 31,
	2017	2016
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,227	3,477
Commercial	3,357	3,469
Industrial	1,035	1,302
Off-system and other	3,221	1,926
Ameren Missouri total	10,840	10,174
Ameren Illinois Electric Distribution
Residential	2,717	2,904
Commercial	2,917	2,835
Industrial	2,736	2,831
Street Lighting/Public Authority	132	144
Ameren Illinois Electric Distribution total	8,502	8,714
Eliminate affiliate sales	(168)	(198)
Ameren Total	19,174	18,690
Electric Revenues (in millions):
Ameren Missouri
Residential	$290	$298
Commercial	231	240
Industrial	58	68
Off-system and other	167	88
Ameren Missouri total	$746	$694
Ameren Illinois Electric Distribution
Residential
Delivery service	$137	$117
Power supply and other cost recovery	82	87
Commercial
Delivery service	80	61
Power supply and other cost recovery	53	51
Industrial
Delivery service	17	13
Power supply and other cost recovery	11	8
Street Lighting/Public Authority
Delivery service	6	8
Power supply and other cost recovery	3	4
Other	(4)	3
Ameren Illinois Electric Distribution total	$385	$352
Ameren Transmission
Ameren Illinois Transmission(a)	$60	$51
ATXI	42	32
Ameren Transmission total	$102	$83
Other and intersegment eliminations	(27)	(27)
Ameren Total	$1,206	$1,102

(a)	Includes $6 million and $11 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2017	2016
Gas Sales - dekatherms (in millions):
Ameren Missouri	6	7
Ameren Illinois Natural Gas	58	62
Ameren Total	64	69
Gas Revenues (in millions):
Ameren Missouri	$44	$47
Ameren Illinois Natural Gas	264	285
Ameren Total	$308	$332
	March 31, 2017	December 31, 2016
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$29.12	$29.28